As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

AGENUS INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

AGENUS INC. AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN

AGENUS INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Garo H. Armen, Ph.D.

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Denis A. Dufresne, Esq.

Meister Seelig & Schuster PLLC

125 Park Ave., 7th Floor

New York, NY 10017

(212) 655-3507

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed by Agenus Inc. (the “Registrant”) to register shares of its common stock, $0.01 par value per share (“Common Stock”), solely for use under (i) the Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”), and (ii) the 2019 Employee Stock Purchase Plan (the “ESPP”). This filing does not relate to a capital-raising transaction, a public offering, or current issuance of any shares. Any shares covered by this Registration Statement may be delivered only in connection with awards or purchases made under these plans in accordance with their terms.

At the Registrant’s Annual Meeting of Stockholders held on June 16, 2026, stockholders approved amendments increasing the share reserves under the 2019 Plan and the ESPP. This Registration Statement covers those additional reserved shares and is an administrative step to permit plan issuances if and when they occur.

Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-289508, 333-280462, 333-272888, 333-266790, 333-233100, 333-233097, 333-228271, 333-209074, 333-183067, 333-176609, 333-160088, 333-143807 and 333-106072, filed by the Registrant on August  12, 2025, June 25, 2024, June 23, 2023, August 11, 2022, August 7, 2019, August 7, 2019, November 8, 2018, January 21, 2016, August 3, 2012, September 1, 2011, June  19, 2009, June 15, 2007 and June 12, 2003, respectively, relating to the 2019 Plan and the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8	Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-29089) filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on September 30, 2011 and incorporated herein by reference.

4.5	Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 0-29089) filed on August 8, 2012 and incorporated herein by reference.

4.6	Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on April 25, 2014 and incorporated herein by reference.

4.7	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 16, 2016 and incorporated herein by reference.

4.8	Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on June 24, 2019 and incorporated herein by reference.

4.9	Certificate of Seventh Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on August 5, 2022 and incorporated herein by reference.

4.10	Certificate of Eighth Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on April 5, 2024 and incorporated herein by reference.

4.11	Sixth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed on March 25, 2022 and incorporated herein by reference.

4.12	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

5.1	Opinion of Meister Seelig & Schuster PLLC, dated August 7, 2026. Filed herewith.

23.1	Consent of Meister Seelig & Schuster PLLC (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.1	Power of Attorney (included on signature page of this registration statement).

99.1	Agenus Inc. Amended and Restated 2019 Equity Incentive Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2025 and incorporated herein by reference.

99.2	Amendment to the Agenus Inc. Amended and Restated 2019 Equity Incentive Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2026 and incorporated herein by reference.

99.3	Agenus Inc. 2019 Employee Stock Purchase Plan. Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233100) filed on August 7, 2019 and incorporated herein by reference.

99.4	Amendment to the Agenus Inc. 2019 Employee Stock Purchase Plan. Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2021 and incorporated herein by reference.

99.5	Second Amendment to the Agenus Inc. 2019 Employee Stock Purchase Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2023 and incorporated herein by reference.

99.6	Third Amendment to the Agenus Inc. 2019 Employee Stock Purchase Plan. Filed as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2025 and incorporated herein by reference.

99.7	Fourth Amendment to the Agenus Inc. 2019 Employee Stock Purchase Plan. Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2026 and incorporated herein by reference.

107	Filing Fee Table. Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 7 day of August, 2026.

AGENUS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen our true and lawful attorney-in-fact, with full power to him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2026

/s/ Jennifer Buell, Ph.D Jennifer Buell, Ph.D	Director	August 7, 2026

/s/ Brian Corvese Brian Corvese	Director	August 7, 2026

/s/ Tom Harrison Tom Harrison	Director	August 7, 2026

/s/ Timothy R. Wright Timothy R. Wright	Director	August 7, 2026

/s/ Susan Hirsch Susan Hirsch	Director	August 7, 2026